SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       STOCKGROUP INFORMATION SYSTEMS INC.
                       -----------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
                                       ---
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

                                                      Definitive Proxy Materials

                       STOCKGROUP INFORMATION SYSTEMS INC.
                          500 - 750 West Pender Street
                         Vancouver, B.C. V6C 2T7 Canada

                                 August 7, 2002

Dear Stockholder:

It is our pleasure to invite you to the Annual Meeting of Stockholders of Stockgroup Information Systems Inc. to be held on September 19, 2002 at the Hilton San Francisco, 333 O'Farrell Street, San Francisco, California, USA from 10:00am - 11:00am Pacific Time.

Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. I strongly urge you to sign, date and return your proxy promptly in the enclosed envelope.

We sincerely hope you will be able to join us at the meeting. The officers and directors of the Company look forward to seeing you at that time.

                                  Sincerely,


                                  /s/ Marcus A. New
                                  Marcus A. New
                                  Chairman of the Board,
                                  Chief Executive Officer

                                                      Definitive Proxy Materials

                       STOCKGROUP INFORMATION SYSTEMS INC.
                          500 - 750 West Pender Street
                         Vancouver, B.C. V6C 2T7 Canada

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              (September 19, 2002)

The Annual Meeting of Stockholders of Stockgroup Information Systems Inc. (the "Company") will be held on September 19, 2002 at the Hilton San Francisco, 333 O'Farrell Street, San Francisco, California, USA from 10:00am - 11:00am Pacific Time, for the following purposes:

      1.    To elect Directors of the Company for the ensuing year;

      2. To reaffirm the appointment of Ernst & Young LLP as independent accountants for the Company;

      3.    To approve the 2002 Stock Option Plan;

      4. To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on August 20, 2002 as the record date for the determination of stockholders entitled to notice and to vote at the meeting and any adjournments thereof.

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                      By Order of the Board of Directors


                                      /s/ David Gillard
                                      DAVID GILLARD, CGA
                                      Secretary
August 7, 2002

                                                      Definitive Proxy Materials

                       STOCKGROUP INFORMATION SYSTEMS INC.
                          500 - 750 West Pender Street
                         Vancouver, B.C. V6C 2T7 Canada

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                              (September 19, 2002)

                               GENERAL INFORMATION

The accompanying proxy is solicited by and on behalf of the Board of Directors of Stockgroup Information Systems Inc. (the "Company") to be used at the Annual Meeting of Stockholders to be held on September 19, 2002 at the Hilton San Francisco, 333 O'Farrell Street, San Francisco, California, USA from 10:00am - 11:00am Pacific Time, and any adjournments thereof.

When the enclosed proxy is properly executed and returned, the shares of Common Stock of the Company, no par value per share (the "Common Stock"), it represents will be voted at the meeting in accordance with any directions noted thereon and, if no direction is indicated, the shares it represents will be voted: (i) FOR the election of the nominees for Directors set forth below; (ii) FOR the ratification of the appointment of Ernst & Young LLP as independent accountants for the Company; (iii) FOR the approval of the 2002 Stock Option Plan; (iv) in the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the meeting in person may withdraw his or her proxy and vote his or her shares.

The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made only by mail; provided, however, that officers and regular employees of the Company may solicit proxies personally or by telephone or telegram. Such persons will not be specially compensated for such services. The Company may reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

The approximate mailing date of this Proxy Statement and the accompanying proxy is August 23, 2002.

                                  VOTING RIGHTS

Only stockholders of record at the close of business on August 20, 2002 will be entitled to vote at the Annual Meeting of Stockholders. On that date, there were 15,875,768 shares of Common Stock outstanding, the holders of which are entitled to one vote per share on each matter to come before the meeting. Voting rights with respect to the election of Directors are non-cumulative. A majority of the outstanding shares entitled to vote at the Annual Meeting of the Stockholders will constitute a quorum at the meeting and abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Directors are elected by plurality vote. The ratification of the appointment of Ernst & Young LLP and the approval of the 2002 Stock Option Plan will require the affirmative vote of a majority of the Common Stock voting on the proposals. Abstentions and broker non-votes will not be counted in the election of directors or in determining whether such ratifications have been given.

                              NO DISSENTERS' RIGHTS

Under applicable provisions of the Colorado Corporations Code, shareholders are not entitled to dissenters' rights or appraisal rights with respect to the matter to be considered and voted upon at the Annual Meeting of Stockholders

                             PRINCIPAL STOCKHOLDERS

The following table sets forth as of August 7, 2002 the beneficial ownership of Common Stock of each person known to the Company who owns more than 5% of the issued and outstanding Common Stock. Unless otherwise indicated in the table, the business address of each person listed below is c/o Stockgroup Information Systems Inc., 500 - 750 W. Pender St., Vancouver, British Columbia, Canada V6C 2T7.

                                         Amount and Nature          Percent of
Name of Beneficial Owner               of Beneficial Ownership        Class
------------------------               -----------------------        -----
Marcus New                                3,361,500(1)(2)(6)          21.17%
Yvonne New                                2,364,500(1)(4)             14.89%
Craig Faulkner                              834,000(1)(3)(6)           5.25%
518464 B.C. Ltd.                          1,945,000(1)(5)             12.25%
Stockhouse Media Corporation              2,080,000(7)                13.10%

(1) Pursuant to a Share Exchange and Share Purchase Agreement dated March 11, 1999 (the "SEA") by and among the Company, formerly called I-Tech Holdings Group, Inc., 579818 B.C. Ltd., a British Columbia, Canada corporation wholly-owned by the Company (the "Subsidiary"), Stock Research Group, Inc., a British Columbia, Canada corporation ("Stock Group") and all of the shareholders of Stock Group, being nine persons (collectively, the "Stock Group Shareholders"), the Company acquired (the "Acquisition") all of the issued and outstanding common shares of Stock Group from the Stock Group Shareholders in consideration of the issuance by (i) the Subsidiary to the Stock Group Shareholders, on a pro-rata basis, of 3,900,000 Class A Exchangeable Shares (the "Exchangeable Shares") and (ii) by the Company issuing to Stocktrans, Inc., located at 7 East Lancaster Avenue, Ardmore, PA 19003, as trustee for the Stock Group Shareholders (the "Trustee") 3,900,000 shares of Common Stock to be held under the terms of an Exchange and Voting Agreement dated March 11, 1999 (the "Trust Agreement") by and among the Company, the Trustee, the Subsidiary and the Stock Group Shareholders. The Exchangeable Shares may be converted, at the option of the holder into an equal number of the Company's Common Stock held by the Trustee. Pending any such conversion, each holder of the Exchangeable Shares may direct the Trustee to vote an equivalent number of Company's Common Stock. The Trustee has no discretion as to voting or disposition of the Company's Common Stock. As a result of these transactions, each of the Stock Group Shareholders has the right to vote, (or to direct the Trustee to vote on behalf of such Stock Group Shareholder) a number of the Company's Common Stock equal to the number of Exchangeable Shares held of record by such Stock Group Shareholder. In the aggregate, the Company's Common Stock issued to the Trustee represent approximately 19.26% of the Corporation's issued and outstanding shares of Common Stock. The Trust created by the SEA shall continue until the earliest to occur of the following events: (a) no outstanding Exchangeable Non-Voting Shares are held by any Stock Group Shareholder; (b) each of the Subsidiary and the Company acts in writing to terminate the Trust and such termination is approved by the holders of the Exchangeable Non-Voting Shares in accordance with section 27.10 of the SEA; and (c) December 31, 2098.

(2) Of this amount, 36.36% (or 1,222,500 shares) are owned by Yvonne New, Mr. New's wife. Mr. Marcus New owns directly 169,500 Exchangeable Shares and his wife, Yvonne New, owns directly 169,500 Exchangeable Shares. They both indirectly, through 518464 B.C. Ltd., a British Columbia company owned by Mr. New as to 50% and Yvonne New as to 50%, own 1,945,000 Exchangeable Shares. Accordingly, Marcus and Yvonne New have the right to direct the vote of 2,284,000 of the Company's Common Stock (approximately 14.39% of the Company's issued and outstanding Common Stock). In addition, of this amount, Mr. New also owns 2,000 shares of common stock which were purchased in the open market, and Yvonne New directly owns 80,500 common shares. These holdings in combination with the 2,284,000 Exchangeable shares and the 995,000 vested options described in note 7 below bring Mr. New's beneficial ownership of shares of the Corporation to a total of 3,361,500 shares or approximately 21.17% of the Corporation's issued and outstanding common stock.

(3) Of this amount, Mr. Craig Faulkner owns directly 169,000 Exchangeable Shares and indirectly, through 569358 B.C. Ltd., a British Columbia company owned by Mr. Faulkner, 565,000 Exchangeable shares. Accordingly, including the 100,000 vested options described in note 7 below, Mr. Faulkner has the right to direct the vote of 834,000 of the Company's Common Stock which represent approximately 5.25% of the Company's issued and outstanding Common Stock.

(4) Yvonne New is Marcus New's wife. Mrs. New owns 169,500 Exhangeable Shares and 80,500 Common Shares directly and 1,945,000 shares indirectly through her 50% ownership of 518464 B.C. Ltd.

(5) 518464 B.C. Ltd. is a private company owned 50% by Marcus New and 50% by Yvonne New, his wife.

(6) Mr. New has been granted on March 11, 1999, options to purchase 325,000 of the Company's common stock at $2.50US per share. The options have a six year term and vesting at 20% per year beginning on the first anniversary of the grant date. As of August 7, 2002, 195,000 of the options had vested. On September 18, 2001, Mr. New was granted further options to purchase 100,000 shares of common stock at an exercise price of $0.12 per share, with a six year term and full vesting on September 18, 2001. On March 5, 2002, Mr. New was granted further options to purchase 400,000 shares of common stock at an exercise price of $0.22 per share, with a six year term and full vesting on March 5, 2002. On May 13, 2002, Mr. New was granted further options to purchase 300,000 shares of common stock at an exercise price of $0.17 per share, with a six year term and full vesting on May 13, 2002. Accordingly, Mr. New owns vested options to purchase 995,000 share of common stock as of August 7, 2002.

      Mr. Faulkner has been granted options to purchase195,000 shares of common stock on March 11, 1999 with an exercise price of $2.50 per share, a six year term, and vesting at 20% per year beginning on the first anniversary of the grant date. On March 31, 2002 these options were cancelled. On September 18, 2001, Mr. Faulkner was granted options to purchase 100,000 shares of common stock with an exercise price of $0.12, a six year term, and full vesting on September 18, 2001. Accordingly, Mr. Faulkner owns vested options to purchase 100,000 shares of common stock as of August 7, 2002.

(7) On June 19, 2002, we issued 2,080,000 common shares to Stockhouse Media Corporation, pursuant to a Joint Venture Development and Operation Agreement. The shares are currently being held in escrow and are non-voting while in escrow. They will be delivered out of escrow on approximately August 31, 2002, after which they will have voting power. These shares represent approximately 13.10% of the issued and outstanding common shares as of August 7, 2002.

                                    DIRECTORS

PROPOSAL 1. ELECTION OF DIRECTORS

At the Annual Meeting of Stockholders, all six members of the Board of Directors are to be elected. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the six nominees named below. All of the nominees named below are presently serving as Directors of the Company. All of the nominees are anticipated to be available for election and able to serve. However, if any such nominee should decline or become unable to serve as a Director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment in such matters of the person or persons voting the proxy.

The tables below and the paragraphs that follow present certain information concerning nominees for Director and the executive officers of the Company. Each elected Director will serve until the next Annual Meeting of Stockholders and until his or her successor has been elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors.

Name                               Age      Positions                         Executive      Shares of Common Stock         Percent
                                            with Company                      Officer/       Beneficially Owned as of       of Class
                                                                              Director       August 7, 2002
                                                                              Since
--------------------------------   -----    ----------------------------      ----------     ------------------------       --------
Nominees for Directors:
Marcus A. New                      32       Chairman of the Board, Chief      3/11/99*             3,361,500(1)(2)          21.17%
                                            Executive Officer, Director
Leslie A. Landes                   58       President, Chief Operating        6/15/99*               424,920(5)             2.68%
                                            Officer, Director
Craig D. Faulkner                  31       Director                          3/11/99*               834,000(1)(3)          5.25%
Louis deBoer II                    50       Director                          10/7/99                      0(6)             0.00%
David N. Caddey                    52       Director                          6/15/99                 60,000(1)(4)          0.38%
Jeffrey D. Berwick                 32       Director                          7/16/02                      0                0.00%

Executive Officers who are not Directors:
David E. Gillard                   33       Chief Financial Officer,          11/17/01               100,000(7)             0.63%
                                            Secretary and Treasurer
All Directors and executive officers as a group ............................................       4,780,420               30.11%

* Prior to the acquisition that took place on March 11, 1999, such executive served as a member of the management team of Stock Research Group, Inc.

(1) Pursuant to a Share Exchange and Share Purchase Agreement dated March 11, 1999 (the "SEA") by and among the Company, formerly called I-Tech Holdings Group, Inc., 579818 B.C. Ltd., a British Columbia, Canada corporation wholly-owned by the Company (the "Subsidiary"), Stock Research Group, Inc., a British Columbia, Canada corporation ("Stock Group") and all of the shareholders of Stock Group, being nine persons (collectively, the "Stock Group Shareholders"), the Company acquired (the "Acquisition") all of the issued and outstanding common shares of Stock Group from the Stock Group Shareholders in consideration of the issuance by (i) the Subsidiary to the Stock Group Shareholders, on a pro-rata basis, of 3,900,000 Class A Exchangeable Shares (the "Exchangeable Shares") and (ii) by the Company issuing to Stocktrans, Inc., located at 7 East Lancaster Avenue, Ardmore, PA 19003, as trustee for the Stock Group Shareholders (the "Trustee") 3,900,000 shares of Common Stock to be held under the terms of an Exchange and Voting Agreement dated March 11, 1999 (the "Trust Agreement") by and among the Company, the Trustee, the Subsidiary and the Stock Group Shareholders. The Exchangeable Shares may be converted, at the option of the holder into an equal number of the Company's Common Stock held by the Trustee. Pending any such conversion, each holder of the Exchangeable Shares may direct the Trustee to vote an equivalent number of Company's Common Stock. The Trustee has no discretion as to voting or disposition of the Company's Common Stock. As a result of these transactions, each of the Stock Group Shareholders has the right to vote, (or to direct the Trustee to vote on behalf of such Stock Group Shareholder) a number of the Company's Common Stock equal to the number of Exchangeable Shares held of record by such Stock Group Shareholder. In the aggregate, the Company's Common Stock issued to the Trustee curently represents approximately 19.26% of the Corporation's issued and outstanding shares of Common Stock. The Trust created by the SEA shall continue until the earliest to occur of the following events: (a) no outstanding Exchangeable Non-Voting Shares are held by any Stock Group Shareholder; (b) each of the Subsidiary and the Company acts in writing to terminate the Trust and such termination is approved by the holders of the Exchangeable Non-Voting Shares in accordance with section 27.10 of the SEA; and (c) December 31, 2098.

(2) Of the amount shown for Marcus New, 36.36% (or 1,222,500 shares) are owned by Yvonne New, Mr. New's wife. Mr. New owns directly 169,500 Exchangeable shares and his wife, Yvonne New, owns directly 169,500 exchangeable shares. They both indirectly, through 518464 B.C. Ltd., a British Columbia company owned by Mr. New as to 50% and his wife Yvonne New as to 50%, 1,945,000 exchangeable shares. Accordingly, Marcus and Yvonne New beneficially own 2,284,000 exchangeable shares of common stock, which represent approximately 14.39% of issued and outstanding common stock. Yvonne New also owns directly 80,500 common shares. Mr. New also owns 2,000 shares of common stock which were purchased in the open market. Mr. New has been granted on March 11, 1999, options to purchase 325,000 of the Company's common stock at $2.50US per share. The options have a six year term and vesting at 20% per year beginning on the first anniversary of the grant date. As of August 7, 2002, 195,000 of the options had vested. On September 18, 2001, Mr. New was granted further options to purchase 100,000 shares of common stock at an exercise price of $0.12 per share, with a six year term and full vesting on September 18, 2001. On March 5, 2002, Mr. New was granted further options to purchase 400,000 shares of common stock at an exercise price of $0.22 per share, with a six year term and full vesting on March 5, 2002. On May 13, 2002, Mr. New was granted further options to purchase 300,000 shares of common stock at an exercise price of $0.17 per share, with a six year term and full vesting on May 13, 2002. Accordingly, Mr. New owns vested options to purchase 995,000 share of common stock as of August 7, 2002.

      In combination with Mr. New's 2,284,000 exchangeable shares, 2,000 shares of common stock, and Yvonne New's 80,500 shares of common stock, these 995,000 optioned shares, which are exercisable, create a beneficial ownership position in the company of 3,361,500 shares representing approximately 21.17% of issued and outstanding common stock.

(3) Of the amount shown for Craig Faulkner, Mr. Faulkner owns directly 169,000 exchangeable shares and indirectly, through 569358 B.C. Ltd., a British Columbia company owned by Mr. Faulkner, 565,000 exchangeable shares. On March 11, 1999, Mr. Faulkner was granted options to acquire 195,000 shares of common stock at an exercise price of $2.50 per share. These options were cancelled March 31, 2002. On September 18, 2001, Mr. Faulkner was granted options to purchase 100,000 shares at an exercise price of $0.12, with full vesting on September 18, 2001 and a six year term. These 100,000 option shares, in combination with his direct and indirect holdings of 734,000 exchangeable shares, give Mr. Faulkner beneficial ownership of 834,000 shares representing approximately 5.25% of issued and outstanding common stock.

(4) Of the amount shown for Mr. Caddey, 50% (or 30,000 shares) are owned by Ms. Donna Caddey, Mr. Caddey's wife. Mr. David Caddey and his wife, Donna Caddey, each own directly 20,000 exchangeable shares. In addition, 20,000 shares of common stock are owned jointly by David and Donna Caddey. Accordingly, Mr. and Ms. Caddey beneficially owns 60,000 shares of common stock which represents approximately 0.38% of issued and outstanding common stock.

      On March 11, 1999, Mr. Caddey was granted options to purchase 20,000 shares of common stock at an exercise price of $2.50 per share. These options were cancelled on March 31, 2002. On November 8, 2000, Mr. Caddey was granted further options to purchase 50,000 shares of common stock at an exercise price of $1.00 per share. These options were cancelled on October 10, 2001. On August 10, 2001, Mr. Caddey was granted options to purchase 50,000 shares of common stock at an exercise price of $0.22 per share, with a six-year term and full vesting on August 10, 2002. As of August 7, 2002, Mr. Caddey had zero vested options.

(5) On March 11, 1999, Mr. Leslie Landes has been granted options to purchase 692,000 shares of common stock at a price of $0.01 per share as to 105,000 shares and $0.94 per shares as to the balance. The options may be exercised, to the extent vested, only after August 1, 2000. 53,800 of Mr. Landes' options to purchase shares at a price of $0.94 were cancelled on April 2, 2001. A further 533,200 of his $0.94 options were cancelled on March 31, 2002. The remaining 105,000 options vested on August 4, 2002 and expire on August 1, 2004. On August 10, 2001, Mr. Landes was granted options to purchase 533,200 shares at an exercise price of $0.22 and a six year term, and as of August 7, 319,920 of these options had vested. Accordingly, Mr. Landes' beneficial ownership is 424,920 shares of common stock, which represents approximately 2.68% of the issued and outstanding common stock.

(6) On October 7, 1999, Mr. Louis de Boer II was granted options to purchase 20,000 shares of common stock at an exercise price of $2.75 per share and a six year term. On March 31, 2002 these options were cancelled. On November 8, 2000, Mr. deBoer was granted further options to purchase 50,000 shares of common stock at an exercise price of $1.00 per share, with a six year term and full vesting on November 8, 2001. These options were cancelled on October 10, 2001. On August 10, 2001, Mr. de Boer was granted options to purchase 50,000 shares of common stock at an exercise price of $0.22 per share, with a six-year term and full vesting on August 10, 2002. As of August 7, 2002, Mr. de Boer had zero vested options.

(7) On April 30, 2001, David Gillard was granted options to acquire 7,500 shares at an exercise price of $0.31, with a six-year term and full vesting on October 30, 2001. On May 13, 2002, Mr. Gillard was granted further options to acquire 92,500 shares at an exercise price of $0.15, with a six-year term and full vesting on May 13, 2002. As at August 7, 2002, by virtue of his vested options, Mr. Gillard had beneficial ownership of 100,000 common shares.

Business Experience of Nominees and Executive Officers

Marcus A. New, B.A., Founder, Chairman of the Board and CEO

Marcus New is the founder, and has been Chairman and Chief Executive Officer since May 1995, of Stockgroup. Mr. New formed the vision for Stockgroup in 1995 and developed the company from an idea to the goal of becoming a leader in information solutions for financial services companies and a leading provider of investor relations products for public companies on the Internet. Over the last five years he has grown the company by re-investing internally generated capital and has successfully built a substantial corporate client roster. Similar to other successful Internet pioneers, Mr. New created Stockgroup based on identification of the ways in which the Internet could be used to provide services that were not otherwise available. Prior to that, Mr. New was VP of AmCan Public Relations Group and is currently a director of Iwave.com Inc., an online information company. Mr. New earned a Bachelor of Arts degree majoring in business from Trinity Western University.

Leslie A. Landes, Director, President and Chief Operating Officer

Leslie Landes has served as Stockgroup's President and Chief Operating Officer since August 1998 and has been an advisor to Stockgroup since shortly after its inception. Since January 1992, Mr. Landes has served as the President and as a director of Landes Enterprises Limited, which he founded, and which is an interim turnaround management consulting company that advised and counseled clients in several industries, including telecommunications and technology on issues ranging from mergers and acquisitions to international marketing campaigns. Prior to forming Landes Enterprises in 1992 Mr. Landes spent 13 years with the Jim Pattison Group, Canada's third largest privately held company with sales in excess of CDN$3 Billion, with over 13,000 employees. He served as President of The Jim Pattison Sign Group, Outdoor Group, and Communications Group, which included radio and television stations and paid subscription print publications. Ultimately he was appointed President of Jim Pattison Industries Ltd. and Senior Vice President of the parent Jim Pattison Group, responsible for the Group's acquisitions and divestitures, and with involvement in the management of the Group's 50 diversified companies. He successfully initiated and completed the acquisitions of other companies in a number of diverse industries in which the Group was active. Under his direction the Sign Group was built into the largest electric sign company in the world. Mr. Landes is also a director of TIR Systems Ltd., a lighting technology company, which is a public company.

Craig D. Faulkner, Director

Mr. Faulkner is one of the founding partners of Stockgroup. Mr. Faulkner's skill and knowledge of database-to-web solutions brings a history of innovative and dynamic solutions. Early in his career, Mr. Faulkner led Stockgroup to co-develop one of the first portfolio tracking tools, LivequoteSRG, fully based on the use of Java. Mr. Faulkner managed the programming and information management team at Stockgroup, initiated solutions with data and hardware vendors, while maintaining a senior management role and board membership. Under Mr. Faulkner's direction, Stockgroup implemented a sophisticated blend of both Unix and Microsoft solutions. Mr. Faulkner is also part of the advisory boards for Brand Fidelity an online service addressing the commercial naming and branding business. An active member of the Young Entrepreneurs Organization, Mr. Faulkner was nominated in 2001 for Ernst & Young's Young Entrepreneur Award. On March 28, 2002, Craig resigned as Chief Technology Officer of Stockgroup to pursue other business opportunities, but will remain on the board of directors.

David N. Caddey, B.Sc., M.Sc., Director

David Caddey has been a Director of Stockgroup since May 1995 and has over 26 years experience in the business and program management field. Since July 1998 he has served as an Executive Vice President of MacDonald Dettwiler and Associates Ltd., a space technology and satellite services company that designs, manufactures, operates and markets a broad range of space products and services. During this period he has also served as the General Manager of that company's Space Missions Group where he is responsible for managing the construction of the Radarsat-2 spacecraft and associated ground infrastructure program, valued at over $350 million, as well as the construction of the Space Station Mobile Servicing System. From July 1994 to June 1998, Mr. Caddey worked as a Vice President and General Manager of the Space and Defense Systems Business Area of MacDonald Dettwiler and Associates Ltd.. In this capacity he was responsible for marketing and sales, project management, technical management and post delivery support. From 1990 to 1994 he served as Vice President and General Manager of Geo-information Systems of MacDonald Dettwiler and Associates Ltd., where he managed the development of Radarsat I Ground Segment Program.

Louis de Boer II, Director

Lee de Boer has served as a director of Stockgroup since October 1999. Since May of 1998, he has served as President of MediaFutures, Inc., which provides consulting services to clients in the Internet and cable broadcasting industries, including such companies as Hearst New Media, Cox Enterprises, Rainbow Programming as well as several emerging growth companies. From July 2000 through June 2001, he also served as CEO of Automatic Media Incorporated, and Internet media and software firm based in New York City. From June 1996 to April 1998, he was Chief Executive Officer at New Century Network, an online company formed by a consortium of the nine leading US newspaper organizations, including, Advance Communications, Cox Communications, The Chicago Tribune, Hearst, Gannett, Knight-Ridder, Inc., The New York Times, The Washington Post and Times-Mirror. From 1977 to December 1994, Mr. de Boer was employed at HBO culminating in the positions of Executive Vice President of HBO Inc. and President of its International division, where he played an instrumental role in helping negotiate and broker deals that significantly increased that company's presence in its international markets. Mr. de Boer is also a director of Click TV, a television production company in the UK and Priva Technologies, both of which are private companies.

Jeffrey D. Berwick, Director

Jeff Berwick began programming and designing software applications independently in the early 1980s and has since become one of the foremost innovators in Internet services, technology, and marketing. From 1991 to 1995, he was involved in the financial industry as an investment specialist for CIBC. During this time, Mr. Berwick identified a growing need within the financial industry. Combining his knowledge of information technology and the investment industry, Mr. Berwick established StockHouse Media Corporation in 1995. StockHouse grew to a size of two hundred fifty employees in eight countries worldwide at its peak, providing financial information through its portals to over a million unique customers. Mr. Berwick held the position of Chief Executive Officer and Chairman of the Board for StockHouse Media Corporation from its inception.

David E. Gillard, CGA, Chief Financial Officer

Mr. Gillard has been Chief Financial Officer of Stockgroup since November 2001, and prior to that he had been with the Company in the capacity of Controller since March 2000. Prior to joining Stockgroup, he had been in the accounting field for 10 years, including most recently over 6 years in the accounting department of Maynards Industries Ltd., one of the largest asset conversion companies in North America. He is a graduate of the British Columbia Institute of Technology, and has been a Certified General Accountant since 1996.

Meetings of the Board of Directors and Committees

During 2001 the Company's Board of Directors did not have a standing nominating committee or committee performing similar functions. Currently the Company maintains standing audit and compensation committees.

During the year ended December 31, 2001, the Company's Board of Directors held the following meetings:

Audit Committee - The Audit Committee held regular meetings to review and approve the 2000 Annual Report, and the first, second and third quarter financial statements. These meetings took place on March 16, 2001, May 8, 2001, August 10, 2001, and November 1, 2001 respectively.

No other board meetings were held.

Executive Compensation

The following summary compensation table reflects all compensation awarded to, earned by, or paid to the Chief Executive Officer and the President for all services rendered to us in all capacities during each of the years ended December 31, 1999, 2000 and 2001. None of the other executive officers received salary and bonus exceeding $100,000 during those years.

Summary Compensation Table
--------------------------------------------------------------------------------
                                                    Securities     All Other
Name and Principal Position   Year      Salary      Underlying     Compensation
                                          $         Options (#)         $
--------------------------------------------------------------------------------
Marcus New                    1999    $ 111,073       325,000        $     0
Chief Executive Officer,      2000    $ 147,460             0        $     0
Chairman and Director         2001    $  97,194       100,000        $     0
--------------------------------------------------------------------------------
Leslie Landes                 1999    $ 122,654       745,800        $     0
President &                   2000    $ 145,668             0        $     0
Chief Operating Officer       2001    $  97,194       533,200        $     0
================================================================================

Option Grants In the Last Fiscal Year To Named Executive Officers
--------------------------------------------------------------------------------
Name                 Securities     % Of Total        Exercise      Expiration
                     Underlying     Options           Price         Date
                     Options        Granted to        $
                     Granted        Employees
                     (1)(2)         In Year
--------------------------------------------------------------------------------
Marcus New           100,000          4.6%            0.12          18-Sep-07
Leslie Landes        533,200         24.4%            0.22          10-Aug-07
--------------------------------------------------------------------------------

(1) All of the above options are subject to the terms of our Stock Option Plan and are exercisable only as they vest. The options have a term of 6 years from date of grant.

(2) All options were granted at an exercise price equal to the fair market value of our common stock on the date of grant.

No Bonuses were paid to named executive officers in any of the above years. No Restricted Stock Awards (RSAs), Stock Appreciation Rights (SARs), or Long Term Incentive Plans (LTIPs) were awarded to named executive officers in any of the above years.

On August 10, 2001, for services rendered to us, Leslie Landes was granted 533,200 options at an exercise price of $0.22 per share, which vest over three years beginning February 10, 2002. On September 18, 2001, for services rendered to us, Marcus New was granted options to purchase 100,000 shares of common stock at an exercise price of $0.12 per share. These options fully vested on March 18, 2002.

Directors' Compensation

We compensate our outside Directors by issuing each one options to acquire shares of common stock which fully vest after one year of service on the board of directors. Mr. David Caddey and Mr. Lee de Boer were each granted 50,000 such options on August 10, 2001 that have an exercise price of $.22 per share and will fully vest on August 10, 2002.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements.

We have an employment agreement with the President, Leslie Landes. This agreement was signed on August 4, 1998 and has a term of 5 years. Under the agreement Mr. Landes is scheduled to receive compensation of a minimum of C$150,000 per annum. The agreement may be terminated by us or Mr. Landes on 30 days' notice, and if termination is initiated by us, Mr. Landes is to receive a severance payment equal to 12 months compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company and its directors and officers were in compliance with all ownership reporting requirements for the 2001 fiscal year.

                                   ACCOUNTANTS

PROPOSAL 2. SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors recommends the ratification by the stockholders of the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2002. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the ratification of the appointment of Ernst & Young LLP. Fees for the annual audit and quarterly reviews for the last fiscal year were $46,098 and all other fees were $48,540, including audit related services of $21,297 and nonaudit services of $27,243. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting, and consultations.

The following table displays the aggregate fees billed to Stockgroup for the fiscal year ended December 31, 2001, by Stockgroup's principal accounting firm, Ernst & Young LLP.

================================================================================
Audit Fees                                                               $46,098
--------------------------------------------------------------------------------
Financial Information Systems Design and Implementation Fees             $     0
--------------------------------------------------------------------------------
All Other Fees                                                           $48,540
--------------------------------------------------------------------------------
Total of All Fees                                                        $94,638
================================================================================

Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

                                STOCK OPTION PLAN

PROPOSAL 3. APPROVAL OF THE 2002 STOCK OPTION PLAN

A copy of the proposed 2002 Stock Option Plan is included with these Proxy Materials, and is hereby incorporated by reference. The 2002 Stock Option Plan will allow the Company to issue up to 1,500,000 options to purchase Class A Common Shares of the Company at various prices. The 2002 Stock Option Plan provides for the issuance of options to employees, officers and directors of the Company, as well as outsiders of the company at the discretion of the Board of Directors. The Board of Directors approved the plan in a resolution dated March 25, 2002. Awards of options under the 2002 Stock Option plan are at the discretion of the Board of Directors. As of the date of this filing, 517,500 options have been issued to employees under the plan.

Summary of all stock option plans

Under the 1999 Plan, 1,893,576 of the 2,000,000 authorized options have been issued, of which 938,576 have been exercised and the balance of 955,000 are outstanding at prices ranging between $0.010 and $0.594. Under the 2000 Plan, 451,666 of the 500,000
authorized options have been issued, of which 264,166 have been exercised and the remaining 187,500 are outstanding at a price of $0.31. Under the 2001 Plan, 956,402 of the 1,000,000 authorized options have been issued, of which 23,202 have been exercised and the remaining 933,200 are outstanding a prices ranging between $0.12 and $0.22. Under the 2002 Plan, 517,500 of the 1,500,000
authorized options are issued and outstanding at prices ranging from $0.15 to $0.17. At present, under all four plans, 3,819,144 options have been issued, of which 1,225,944 have been exercised and 2,593,200 are outstanding. There are 2,004,920 of the issued and outstanding options under all four of these plans that have vested and are exercisable at prices ranging between $0.120 and $0.594, while the balance of 588,280 remain unvested and unexercisable. As of August 7, 2002, Class A Common Shares of the Company closed at a price of $0.15 per share.

A summary of the key features of the 2002 Plan appears below. This summary is qualified by and made subject to the specific provisions of the 2002 Plan.

                                 ADMINISTRATION

The 2002 Plan is to be administered by the Board of Directors or its designated plan administrator(s). The Board is authorized to interpret the 2002 Plan; determine the terms and conditions of each option including any restrictions to be imposed upon transfer of shares purchased pursuant to the options; establish and amend the rules for its administration; determine which key employees will be granted options; determine the number of shares and type of options to be granted to each eligible employee; and prescribe the form of all stock option agreements.

                                   ELIGIBILITY

Consistent with the Plan's purposes, Options may be granted only to such Directors, Officers, Employees, Consultants and Advisors of the Company as determined by the Board or the Committee or a Designated Officer. Subject to the terms of the Plan, a Director, Officer, Employee, Consultant or Advisor who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option.

                   TYPES OF AWARDS AND CONSIDERATION RECEIVED

To provide a flexible and competitive program, the 2002 Plan awards non-qualified stock options or restricted shares. The Company will not receive consideration for the granting of options under this plan, except to the extent that options or shares are granted in return for services as permitted by the 2002 Plan. The awards are not transferable except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order.

                              RESERVATION OF SHARES

The 2002 Plan provides for the granting of options for an aggregate of 1,500,000 shares of Class A Common Stock. Authorized but unissued shares and treasury shares may be made available for issuance under the 2002 Plan. In the event of changes affecting Stockgroup's common stock such as the payment of a stock dividend, the declaration of a stock split, combination of shares, recapitalization, merger, consolidation, or other corporate reorganization in which Stockgroup is the surviving company, the Board shall make adjustments to awards and shares under the 2002 Plan.

                                TERMS OF OPTIONS

OPTION PRICE - The purchase price of shares subject to any option must be at least 100% of the fair market value of the shares on the date of grant. Fair market value is defined in the 2002 Plan as the value of the Shares determined by the Board or the Committee or a Designated Officer in such manner as it may deem equitable for Plan purposes but, no less than is required by applicable laws or regulations; provided, however, that where there is a public market for the Shares, the Fair Market Value per share shall be the average of the high and low trading prices of the Shares on the Date of Grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System - Small Cap or National Markets or the National Association of Security Dealers Over the Counter Bulletin Board). Upon exercise, the option price is to be paid in full in cash or by check, or by surrender of a number of shares of common stock having a fair market value equal to the option price, or a combination of both.

EXERCISE OF OPTIONS - The maximum term of any stock option is 10 years from the date the option is granted. No incentive stock option may be granted after December 31, 2012. In the event of a dissolution or liquidation of Stockgroup or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which Stockgroup is not the surviving corporation or, if so provided by the Board with respect to a particular option in the event of a Change of Control, all options previously granted and still outstanding, regardless of their terms, will become exercisable.

If the employment of an optionee terminates due to his/her death or disability, all of the optionee's outstanding vested options must be exercised within six months or the stated period of the option, whichever is shorter. Notwithstanding the foregoing, if the optionee of an incentive stock option retires or voluntarily terminates his/her employment, his/her outstanding vested incentive stock options must be exercised within three months or within the stated period of the option, whichever is shorter. If an optionee's employment terminates for any reason other than voluntary termination, retirement, death or disability, all of the optionee's outstanding options, unless otherwise provided in an employment agreement, shall become null and void. In any event, no option may be exercised after termination of employment for any reason if it has not vested as at the date of termination of employment.

                                    AMENDMENT

The Board of Directors may amend, alter, suspend or discontinue the 2002 Plan. However, any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board or the Committee or a Designated Officer, which agreement must be in writing and signed by the Optionee and the Company.

                         FEDERAL INCOME TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS - The grantee of an incentive stock option will not be deemed to receive any taxable income upon the grant or exercise of an option, and any gain realized upon the disposition of shares acquired pursuant to an option will be treated as capital gain. However, in order for such capital gain treatment to be applicable, the shares acquired upon exercise of the option ordinarily must not be disposed of within two years after the date of grant or within one year of the date of exercise, and the option must be exercised prior to or within a specified period after a grantee's termination of employment. No gain or loss will be recognized by Stockgroup either upon the grant or upon the exercise of a qualifying incentive stock option. The difference between the option exercise price and the fair market value of the shares on the option exercise date of an incentive stock option will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

If shares acquired pursuant to an incentive stock option are disposed of before the holding periods described above expire, then the excess of the fair market value (but not in excess of the sales proceeds) of such shares on the option exercise date over the option price will be treated as ordinary income to the grantee in the year in which such disposition occurs and Stockgroup will be entitled to a commensurate income tax deduction. Any difference between the sales proceeds and the fair market value of the shares on the option exercise date will be treated as capital gain or loss.

RESTRICTED SHARES - The grantee of restricted shares will not be deemed to receive any taxable income upon the grant of the shares. When a restricted share is issued, the grant price will be an allowable income tax deduction to Stockgroup. When a restricted share is sold, the excess of the fair market value of the shares on the sale date over the grant price will be a capital gain to the grantee.

The full text of the 2002 Plan is attached.

                   STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES
                             FOR 2002 ANNUAL MEETING

It is contemplated that the Company's 2002 Annual Meeting of Stockholders will be held on or about September 19th, 2002. Stockholders of the Company who intend to submit proposals or submit nominees for the election of Directors at the next Annual Meeting of Stockholders must submit such proposals to the Company not earlier than May 1st, 2003 nor later than June 30th, 2003. Stockholder proposals should be submitted to Stockgroup Information Systems Inc., 500-750 West Pender Street, Vancouver, BC, Canada V6C 2T7, Attention: David Gillard, CGA - Secretary.

ANNUAL REPORT

The Company's Annual Report for the year ended December 31, 2001, including financial statements, is being mailed together with this Proxy Statement to the Company's stockholders of record at the close of business on August 20, 2002. This Annual Report includes the Company's 10-KSB as filed with the SEC.

                                 OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

                                    By Order of the Board of Directors


                                    /s/ David Gillard, CGA
                                    David Gillard, CGA
                                    Secretary
August 7, 2002

STOCKHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A - 2002 Stock Option Plan

                       STOCKGROUP INFORMATION SYSTEMS INC.
                             2002 STOCK OPTION PLAN

1.    Purposes of the Plan.

The purposes of this Plan are to (i) attract and retain the best available personnel for positions of responsibility within Stockgroup Information Systems Inc. (the "Company"), (ii) provide additional incentives to Employees, Directors, partners and Consultants of the Company, (iii) provide Employees, Directors, partners and Consultants of the Company with an opportunity to acquire a proprietary interest in the Company to encourage their continued provision of services to the Company, and to provide such persons with incentives and rewards for superior performance more directly linked to the profitability of the Company's business and increases in shareholder value, and
(iv) generally to promote the success of the Company's business and the interests of the Company and all of its stockholders, through the grant of options to purchase Shares.

Incentive benefits granted hereunder are Non-qualified Stock Options or Restricted Shares, as those terms are hereinafter defined. The Options granted shall be reflected in the terms of a written Incentive Agreement. No Option granted hereunder shall be effective until an Incentive Agreement with respect to such Option is executed by both the Company and the Participant.

2.    Definitions.

As used herein, the following definitions shall apply:

2.1   "Board" shall mean the Board of Directors of the Company.

2.2 "Change of Control" means a change in ownership or control of the Company effected through any of the following transactions:

      (a) the direct or indirect acquisition by any person or related group of persons (other than by the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
      Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders, or other transaction, in each case which the Board does not recommend such shareholders to accept; or

      (b) a change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or

      (c) a Corporate Transaction as defined below.

2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

2.4 "Committee" shall mean the Committee appointed by the Board in accordance with Section 4.1 of the Plan, if one is appointed.

2.5 "Company" shall mean Stockgroup Information Systems Inc. a Colorado corporation, and shall include any parent or subsidiary corporation of the Company.

2.6 "Consultants" and "Advisors" shall include any third party (and/or employees or principals thereof) retained or engaged by the Company to provide ongoing consulting services to the Company pursuant to a written contract, including any consulting company wholly owned by such person; provided that such consultant: (a) possess technical, business, management, or legal expertise of value to the Company or an affiliate;
      (b) spends a significant amount of time and attention on the business and affairs of the Company; and (c) has a relationship with the Company or an affiliate that enables the individual to have knowledge concerning the business and affairs of the Company.

2.7 "Corporate Transaction" means any of the following shareholder-approved transactions to which the Company is a party:

      (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

      (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company; or

      (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

2.8 "Date of Grant" means the date specified by the Board or the Committee or a Designated Officer on which a grant of Options shall become effective.

2.9   "Designated Officer" shall mean an Officer designated under section 4.2
      (b) herein.

2.10  "Director" shall mean a member of the Board.

2.11  "Effective Date" shall have the meaning ascribed thereto in Section 6.

2.12 "Employee" shall mean any employee or Officer of the Company. For purposes of Section 7 hereof, the term "Employee" shall also include Directors, Consultants and Advisors.

2.13  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

2.14 "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the value of the Shares determined by the Board or the Committee or a Designated Officer in such manner as it may deem equitable for Plan purposes but, no less than is required by applicable laws or regulations; provided, however, that where there is a public market for the Shares, the Fair Market Value per share shall be the average of the high and low trading prices of the Shares on the Date of Grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System - Small Cap or National Markets or the National Association of Security Dealers Over the Counter Bulletin Board).

2.15 "Incentive Agreement" shall mean the written agreement between the Company and the Participant relating to Options or Restricted Shares granted under the Plan.

2.16  "Officer" shall mean any officer of the Company.

2.17 "Non-qualified Stock Option" means an Option that is not intended to qualify as a Tax-Qualified Option (as defined in the Code).

2.18 "Option" means the right to purchase Shares from the Company upon the exercise of a Non-qualified Stock Option granted pursuant to Section 7 of this Plan.

2.19 "Option Price" means the purchase price payable upon the exercise of an Option.

2.20  "Optioned Stock" shall mean the Shares subject to an Option.

2.21  "Option Term" shall have the meaning ascribed to it in Section 7.3.

2.22 "Optionee" shall mean an Employee, Director, Consultant or Advisor of the Company who has been granted one or more Options.

2.23 "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.24 "Participant" means a person who is selected by the Board or the Committee or a Designated Officer to receive benefits under this Plan and (i) is at that time an Employee, Officer, Director, or a Consultant or Advisor, to the Company, or (ii) has agreed to commence serving in any such capacity.

2.25 "Partners" means any corporation or entity which has a contractual relationship with the Company

2.26 "Plan" shall mean this 2002 Stock Option Plan, as amended from time to time in accordance with the terms hereof.

2.27  "Restricted Shares" means Common Shares granted or sold pursuant to section 8 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 8.9 hereof has expired.

2.28 "Rule 16b-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Exchange Act, or any successor rule to the same effect.

2.29 "Shares" shall mean (i) shares of the Common Stock, no par value, of the Company described in the Company's Articles of Incorporation, as amended, and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 8 of this Plan, in each case as the same may be adjusted pursuant to Section 8 of this Plan.

2.30 "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.31 "Tax Date" shall mean the date an Optionee is required to pay the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option.

2.32  "Termination Date" shall have the meaning ascribed thereto in Section 12.

3.    Shares Subject to the Plan.

Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be optioned and sold or otherwise awarded under the Plan is One Million Five Hundred Thousand (1,500,000) Shares. Any Shares available for grants and awards at the end of any calendar year shall be carried over and shall be available for grants and awards in the subsequent calendar year.

For the purposes of this Section 3:

3.1 Upon expiration or cancellation of any award granted under this Plan, any Shares that were covered by such award shall again be available for issuance or transfer hereunder.

3.2 Shares covered by any award granted under this Plan shall be deemed to have been issued, and shall cease to be available for future issuance in respect of any other award granted hereunder, at the earlier of the time when they are actually issued or the time when dividends or dividend equivalents are paid thereon.

4.    Administration of the Plan.

4.1   Procedure.

      (a) The Board shall administer the Plan; provided, however, that the Board may appoint a Committee consisting solely of two (2) or more "Non-Employee Directors" to administer the Plan on behalf of the Board, in accordance with Rule 16b-3.

      (b) Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time may any person serve on the Committee if that person's membership would cause the committee not to satisfy the requirements of Rule 16b-3.

      (c) A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

      (d) Any reference herein to the Board shall, where appropriate, encompass a Committee appointed to administer the Plan in accordance with this
      Section 4.

4.2   Power of the Board or the Committee or a Designated Officer

      (a) Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Options or shares to Participants; (ii) to determine, upon review of relevant information and in accordance with Section 2.13 of the Plan, the Fair Market Value of the Shares; (iii) to determine the Option price per share of Options to be granted, which Option Price shall be determined in accordance with Section
      7.4 of the Plan; (iv) to determine the number of Shares to be represented by each Option; (v) to determine the Participants to whom, and the time or times at which, Options or shares shall be granted; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the Optionee thereof, modify or amend such Option; (ix) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (xi) to accept or reject the election made by an Optionee pursuant to Section 7.5 of the Plan; (xii) to impose such additional conditions, as it deems advisable, as to the vesting and exercise of any Options granted pursuant to the Plan, including, but not limited to performance criteria, and (xiii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

      (b) The Board or a Committee may delegate to an Officer of the Company the authority to make decisions pursuant to this Plan, provided that no such delegation may be made that would cause any award or other transaction under the Plan to cease to be exempt from Section 16(b) of the Exchange Act. A Committee may authorize any one or more of its members or any Officer of the Company to execute and deliver documents on behalf of the Committee.

4.3 Effect of Board or Committee or Designated Officer Decisions. All decisions and determinations and the interpretation and construction by the

Board or the Committee or a Designated Officer of any provision of this Plan or any agreement, notification or document evidencing the grant of Options and any determination by the Board or the Committee or a Designated Officer pursuant to any provision of this Plan or any such agreement, notification or document, shall be final, binding and conclusive with respect to all Participants and/or Optionees and any other holders of any Option granted under the Plan. No member of the Board or the Committee or a Designated Officer shall be liable for any such action taken or determination made in good faith.

5.    Eligibility.

Consistent with the Plan's purposes, Options or shares may be granted only to such Directors, Officers, Employees, Partners, Consultants and Advisors of the Company as determined by the Board or the Committee or a Designated Officer. Subject to the terms of the Plan, a Director, Officer, Employee, Partner, Consultant or Advisor who has been granted an Option or shares may, if he or she is otherwise eligible, be granted an additional Option or shares.

6.    Board Approval; Effective Date.

The Plan shall take effect on March 25, 2002 (the "Effective Date"), the date on which the Board approved the Plan. No Option may be granted after the Termination Date as hereinafter defined.

7.    Options or Shares.

The Board or the Committee or a Designated Officer may from time to time authorize grants to Participants of Options to purchase Shares, or the grant of shares upon such terms and conditions as the Board or the Committee or a Designated Officer may determine in accordance with the following provisions:

7.1   Options or Shares to be Granted; Terms.

      (a) Options granted pursuant to this Section 7 would be Non-qualified Stock Options. The Board or the Committee or a Designated Officer shall determine the specific terms of Options.

      (b) Each grant shall specify the period or periods of continuous employment, or continuous engagement of the consulting or advisory services, of the Optionee by the Company or any Subsidiary, or such other conditions as the Board or the Committee or a Designated Officer may provide, that are necessary before the Options or installments thereof shall become exercisable.

      (c) Any grant of an Option may provide for the payment to the Optionee of dividends equivalent thereon in cash or Shares on a current, deferred or contingent basis, or the Board or the Committee or a Designated Officer may provide that any dividend equivalents shall be credited against the Option Price.

      (d) The granting of Options or Shares to Consultants who directly or indirectly beneficially own 10% or more of the Company's issued and outstanding Shares or who is an affiliate of such person must be approved by the requisite vote of the disinterested shareholders in accordance with applicable securities regulatory requirements.

7.2 Number of Shares Subject to Options. Each grant shall specify the number of Shares to which it pertains. Successive grants may be made to the same Optionee regardless of whether any Options previously granted to the Optionee remain unexercised.

7.3 Term of Option; Earlier Termination. Subject to the further provisions of this Section 7, unless otherwise provided in the Incentive Agreement, the term (the "Option Term") of each Option shall be six (6) years from the Date of Grant, provided that no grant shall be effective until the Company and the Participant have executed and delivered an Incentive Agreement.

7.4 Exercise Price. Each grant shall specify an Option Price per Share for the Shares to be issued pursuant to exercise of an Option, which shall be determined by the Board or the Committee or a Designated Officer, and, in the case of options granted to consultants, shall be no less than the Fair Market Value per share on the Date of Grant.

7.5 Payment for Shares. The Option Price of an exercised Option and any taxes attributable to the delivery of Shares under the Plan or portion thereof, shall be paid as follows:

      (a) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of United States currency or check or other cash equivalent acceptable to the Company, (ii) non-forfeitable, unrestricted Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Board or the Committee or a Designated Officer may deem appropriate, including without limitation any form of consideration authorized pursuant to this Section 7 on such basis as the Board or the Committee or a Designated Officer may determine in accordance with this Plan, and (iv) any combination of the foregoing. The Board (or the Committee or a Designated Officer) in its sole discretion may permit a so-called "cashless exercise" of an Option.

In the event of a cashless exercise of an Option the Company shall issue the Optionee holder the number of Shares determined as follows:

      X = Y (A-B)/A where:

      X = the number of Shares to be issued to the Optionee.

      Y = the number of Shares with respect to which the Option is being exercised.

      A = the average of the closing sale prices of the Shares for the five (5) Trading Days immediately prior to (but not including) the Date of Exercise, or in the absence thereof, the Fair Market Value on the Date of Exercise.

      B = the Option Price.

      (b) Any grant may allow for deferred payment of the Option Price through a sale and remittance procedure by which an Optionee shall provide concurrent irrevocable written instructions to (i) a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased Shares, and (ii) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm to complete the sale transaction.

      (c) The Board or the Committee or a Designated Officer shall determine acceptable methods for tendering Shares as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.

7.6 Rights as a Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of an Option. No adjustment will be made for a dividend or the right thereto for which the record date is prior to the date the stock certificate is issued, except as provided in Section 8 of the Plan.

7.7   Loans or Installment Payments; Bonuses.

      (a) The Board or the Committee or a Designated Officer may, in its discretion, assist any Optionee in the exercise of one or more awards under the Plan, including the satisfaction of any federal, provincial, local and foreign income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Company to such Optionee; or (ii) permitting the Optionee to pay the Option Price for the purchased Shares in installments; or (iii) a guaranty by the Company of a loan obtained by the Participant from a third party; or (iv) granting a cash bonus to the Optionee to enable the Optionee to pay federal, state, local and foreign income and employment tax obligations arising from an award.

      (b) Any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Board or the Committee or a Designated Officer specifies in the applicable Incentive Agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee may not exceed the Option Price of the acquired Shares (less the par value of such Shares) plus any federal, state and local income and employment tax liability incurred by the Optionee in connection with the acquisition of such Shares. The amount of any bonus shall be determined by the Board or the Committee or a Designated Officer in its sole discretion under the circumstances.

      (c) The Board or the Committee or a Designated Officer may, in its sole discretion, determine that one or more loans extended under this

      Section 7.7 shall be subject to forgiveness by the Company in whole or in part upon such terms and conditions as the Board or the Committee or a Designated Officer may deem appropriate; provided, however, that the Board or the Committee or a Designated Officer shall not forgive that portion of any loan owed to cover the par value of the Shares.

      (d) Any Shares purchased and paid for as provided in this Section 7.7 must be held by a trustee duly appointed by the Company until such time as the Shares have been paid for in full.

7.8   Exercise of Option.

      (a)   Procedure for Exercise.

            (i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board or the Committee or a Designated Officer, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Unless otherwise determined by the Board or the Committee or a Designated Officer at the time of grant, an Option may be exercised in whole or in part.

            (ii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board or the Committee or a Designated Officer, consist of any consideration and method of payment allowable under Section 7.5 of the Plan.

            (iii) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Status as an Employee. Unless otherwise provided in an Incentive Agreement, if an Employee's employment by the Company is terminated, except if such termination is voluntary or occurs due to retirement with the consent of the Board or the Committee or a Designated Officer or due to death or disability, then the Option, to the extent not exercised, shall terminate on the date on which the Employee receives notice that the Employee's employment by the Company is terminated. If an Employee's termination is voluntary or occurs due to retirement with the consent of the Board or the Committee or a Designated Officer, then the Employee may after the date such Employee ceases to be an employee of the Company, exercise his or her Option at any time within one (1) months after the date he or she ceases to be an Employee of the Company, but only to the extent that he was entitled to exercise it on the date of such termination. To the extent that the Employee was not entitled to exercise the Option at the date of such termination, or if the Employee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

      (c) Disability. Unless otherwise provided in the Incentive Agreement, notwithstanding the provisions of Section 7.8(b) above, in the event an Employee is unable to continue his or her employment with the Company as a result of his or her permanent and total disability (as defined in Section 22(e)(3) of the Code), the Employee may exercise his Option at any time within six (6) months after the date of termination, but only to the extent the Employee was entitled to exercise it at the date of such termination. To the extent that the Employee was not entitled to exercise the Option at the date of termination, or if the Employee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

      (d) Death. Unless otherwise provided in the Incentive Agreement, if an Optionee dies during the term of the Option and is at the time of his death an Employee, the Option may be exercised at any time within six (6) months following the date of death by the Optionee's executor or other legal representative or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option on the date of death, or if the Optionee's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

7.9 Option Re-issuance. The Board or the Committee or a Designated Officer shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee, the cancellation of any or all outstanding Options under this Section 7 and grant in substitution new Options under the Plan covering the same or a different number of Shares but with an Option Price which, in the case of options granted to consultants, shall be not less than the Fair Market Value per share on the new Date of Grant.

7.10 Incentive Agreement. Each grant of an Option or Restricted Share award shall be evidenced by an Incentive Agreement, which shall be executed on behalf of the Company by any Officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board or the Committee or a Designated Officer may determine consistent with this Plan.

8.    Restricted Shares.

Restricted Shares are shares of Common Stock which are sold or transferred by the Company to a Participant at a price which may be below their Fair Market Value, or for no payment, but subject to restrictions on their sale or other transfer by the Participant. The transfer of Restricted Shares and the transfer and sale of Restricted Shares shall be subject to the following terms and conditions:

8.1 Number of Shares. The number of Restricted Shares to be transferred or sold by the Company to a Participant shall be determined by the Board or Committee or a Designated Officer, if any.

8.2 Sale Price. The Board or the Committee or a Designated Officer shall determine the prices, if any, at which Restricted Shares shall be sold to Participant, which may vary from time to time and among Participants, and which may be below the Fair Market Value of such shares of Common Stock on the date of sale.

8.3 Restrictions. All Restricted Shares transferred or sold hereunder shall be subject to such restrictions as the Board or the Committee or a Designated Officer may determine, including, without limitation, any or all of the following:

      (a) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Board or the Committee or a Designated Officer shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such Restricted Shares, or otherwise);

      (b) a requirement that the holder of Restricted Shares forfeit or resell back to the Company, at his cost, all or a part of such Restricted Shares in the event of termination of his employment during any period in which such Restricted Shares are subject to restrictions; and

      (c) a prohibition against employment of the holder of such Restricted Shares by any competitor of the Company or a subsidiary of the Company, or against such holder's dissemination of any secret or confidential information belonging to the Company or a subsidiary of the Company.

8.4 Escrow. In order to enforce the restrictions imposed by the Board or the Committee or a Designated Officer pursuant to Section 8.3 above, the Participant receiving Restricted Shares shall enter into an agreement with the Company setting forth the conditions of the grant. Restricted Shares shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company.

8.5 End of Restrictions. Subject to Section 8.3, at the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, such Restricted Shares will be delivered, free of all restrictions, to the Participant or to the Participant's legal representative, beneficiary or heir.

8.6 Stockholder. Subject to the terms and conditions of the Plan, each Participant receiving Restricted Shares shall have all the rights of a stockholder with respect to such shares of stock during any period which such shares are subject to forfeiture and restrictions on transfer, including, without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to the Restricted Shares shall be paid to the Participant currently.

8.7 Ownership of Restricted Shares. Each grant or sale shall constitute an immediate transfer of the ownership of the Restricted Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the "substantial risk of forfeiture" and restrictions on transfer referred to hereinafter.

8.8 Additional Consideration. Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value per share on the Date of Grant.

8.9 Substantial Risk of Forfeiture.

      (a) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board or the Committee or a Designated Officer on the Date of Grant.

      (b) Each grant or sale shall provide that, during the period for which substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board or the Committee or a Designated Officer on the Date or Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

8.10 Dividends. Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Board of the Committee or a Designated Officer may determine.

9     Adjustments Upon Changes in Capitalization or Merger.

Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board or the Committee or a Designated Officer, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to the number of Shares subject to an Option or the Option Price thereof.

In the event of the proposed dissolution or liquidation of the Company, all Options will terminate immediately prior to the consummation of such proposed action unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each holder the right to exercise his or her Option as to all or any part thereof, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the holder shall have the right to exercise the Option as to all of the Shares, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the holder that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice (but not later than the expiration of the term of the Option), and the Option will terminate upon the expiration of such period.

10.   Transferability.

Except to the extent otherwise expressly provided in the Plan, the right to acquire Shares or other assets under the Plan may not be assigned, encumbered or otherwise transferred by an Optionee and any attempt by an Optionee to do so will be null and void. No Option granted under this Plan may be transferred by an Optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder or equivalent laws of the Optionees jurisdiction of residence. Options granted under this Plan may not be exercised during a Participant's lifetime except by the Optionee or, in the event of the Optionee's legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under applicable law and court supervision.

11.   Time of Granting of Options.

The Date of Grant of an Option shall, for all purposes, be the date on which the Board or the Committee or a Designated Officer makes the determination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

12.   Amendment and Termination of the Plan.

12.1 The Board may amend Plan from time to time in such respects as the Board may deem advisable or otherwise terminate the Plan.

12.2 Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board or the Committee or a Designated Officer, which agreement must be in writing and signed by the Optionee and the Company.

12.3 Notwithstanding the foregoing, this Plan shall terminate upon the earlier of (i) December 31, 2010 or such earlier date as the Board shall determine, or
(ii) the date on which all awards available for issuance in the last year of the Plan shall have been issued and fully exercised (the "Termination Date"). Upon termination of the Plan, no further Options may be granted pursuant to the Plan, but all Options granted prior thereto and still outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the Incentive Agreements evidencing such Options.

13.   Withholding Taxes.

The Company is authorized to withhold income taxes as required under applicable laws or regulations. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an Optionee or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Optionee or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Board or the Committee or a Designated Officer, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit or the surrender of outstanding Shares. The Company and any Optionee or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

14.   Corporate Transaction or Change of Control.

The Board or the Committee or a Designated Officer shall have the right in its sole discretion to include with respect to any award granted to an Optionee hereunder provisions accelerating the benefits of the award in the event of a Corporate Transaction or Change of Control, which acceleration rights may be granted in connection with an award pursuant to the agreement evidencing the same or at any time after an award has been granted to an Optionee.

15.   Miscellaneous Provisions.

15.1 Plan Expense. Any expenses of administering this Plan shall be borne by the Company.

15.2 Construction of Plan. The place of administration of the Plan shall be in Vancouver, British Columbia or such other cities as the Board of Directors may designate, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein without regard to conflict of law principles and, where applicable, in accordance with the Code.

15.3 Other Compensation. The Board or the Committee or a Designated Officer may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

15.4 Continuation of Employment or Services. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its Employees.

15.5 Certain Terminations of Employment or Consulting Services, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or consulting services by reason of death, disability, normal retirement, early retirement with the consent of the Company, termination of employment or consulting services to enter public or military service with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of an Optionee who holds an Option that is not immediately and fully exercisable, the Board or the Committee or a Designated Officer may take any action that it deems to be equitable under the circumstances or in the best interest of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

15.6 Binding Effect. The provisions of the Plan and the applicable Incentive Agreements shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, and the Participants, their legal representatives, their heirs or legacies and their permitted assignees.

15.7 Exchange Act Compliance. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Board or the Committee or a Designated Officer fails to so comply, they shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee or a Designated Officer.

15.8  Conditions upon Issuance of Shares.

      (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, the British Columbia Securities Act, applicable securities application in an other jurisdiction, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased or otherwise acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company such a representation is required by any of the aforementioned relevant provisions of law.

      (c) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Share hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.9 Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Board or the Committee or a Designated Officer may provide for the elimination of fractions or for the settlement thereof in cash.

15.10 Reservation of Shares. The Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15.11 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board and of the Committee and any Designated Officer shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member or Committee member or a Designated Officer shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member or Committee member or a Designated Officer undertakes to handle and defend it on his own behalf.

15.12 Gender. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

15.13 Use of Proceeds. Any cash proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

15.14 Regulatory Approvals.

      (a) The implementation of the Plan, the granting of any awards under the Plan and the issuance of any Shares shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the Shares issued pursuant to it.

      (b) No Shares or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all


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

      applicable requirements of federal, provincial and applicable foreign securities laws,

15.15 Other Tax Matters. Reference herein to the Code and any described tax consequences related to the Plan or the granting or exercise of an award hereunder pertain only to those persons (including the Company) subject to the tax laws of the United States of America and Canada or any state, province or territory thereof.


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